Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-34823, 333-26887 and 33-62135) on Forms S-3 of Health and Retirement Properties Trust of our report dated December 11, 1997, with respect to the statement of revenues and certain expenses of Franklin Office Associates for the year ended December 31, 1996, which report appears in Form 8-K/A of Health and Retirement Properties Trust dated January l4, 1998.

                                                     /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
January 13, 1998